Exhibit 10.2

PROMISSORY NOTE

$20,000,000	July 8, 2011

FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to Rabobank, N.A., a national banking association (the "Lender") or order, in accordance with the provisions of the Agreement (as hereinafter defined) on the Line of Credit Maturity Date, the principal amount of each Line of Credit Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of July 8, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined therein being used herein as therein defined), between the Borrower and the Lender.  Capitalized terms used herein but not defined herein shall have the meaning ascribed thereto in the Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Line of Credit Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Lender in United States Dollars in immediately available funds. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Promissory Note (“Note”) is the Note referred to in the Agreement entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Line of Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Line of Credit Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

QAD INC.,
a Delaware corporation

By:	/s/ DANIEL LENDER
Name:	Daniel Lender
Title:	Executive Vice President, Chief Financial Officer and Secretary

By:	/s/ JOHN NEALE
Name:	John Neale
Title:	Senior Vice President and Treasurer